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                                                                       EXHIBIT 5


                       [DAVIS POLK & WARDWELL LETTERHEAD]


                                 April 12, 1999


Anadarko Petroleum Corporation
17001 Northchase Drive
Houston, Texas 77060

Dear Sirs:

     We have acted as special counsel to Anadarko Petroleum Corporation (the "Company") in connection with the Company's Registration Statement on Form S-3 being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the contemplated issuance by the Company from time to time of up to $1,000,000,000 aggregate initial offering price of Debt Securities, Preferred Stock, Common Stock and Warrants (collectively, the "Securities"). The senior Debt Securities (the "Senior Debt Securities") are to be issued pursuant to the Indenture dated as of September 1, 1997, as supplemented, between the Company and Harris Trust and Savings Bank, as trustee, a copy of which has been filed as an Exhibit to the Registration Statement (the "Senior Indenture"). The subordinated Debt Securities (the "Subordinated Debt Securities") are to be issued pursuant to a Subordinated Indenture, the form of which has been filed as an Exhibit to the Registration Statement (the "Subordinated Indenture" and together with the Senior Indenture, the "Indentures").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion.

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Anadarko Petroleum Corporation              -2-                April 12, 1999



     On the basis of the foregoing, we are of the opinion that:

               (1) the Senior Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity);

               (2) when the Subordinated Indenture and any supplemental indenture to be entered into in connection with the issuance of Senior Debt Securities or Subordinated Debt Securities have been duly authorized, executed and delivered by the Company and the trustee, the specific terms of a particular Senior Debt Security or Subordinated Debt Security, as the case may be, have been duly authorized and established in accordance with the applicable Indenture, and such Senior Debt Security or Subordinated Debt Security, as the case may be, has been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement, such Senior Debt Security or Subordinated Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity);

               (3) the shares of Common Stock, par value $0.10 per share, of the Company (the "Common Stock"), and the shares of Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Stock"), when such shares of Common Stock or Preferred Stock, as the case may be, have been duly authorized, issued and delivered against payment therefor in accordance with the applicable

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Anadarko Petroleum Corporation                 -3-                April 12, 1999


          underwriting or other agreement, will be validly issued, fully paid and non-assessable; and

               (4) when any warrant agreement (each a "Warrant Agreement") to be entered into in connection with the issuance of warrants of the Company (the "Warrants") has been duly authorized, executed and delivered by the Company and the warrant agent (the "Warrant Agent") and such Warrants have been duly authorized by the Company, countersigned by the Warrant Agent and issued and delivered in accordance with the applicable underwriting or other agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity);

     In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement has been declared effective, that the authorization of the Securities will be applicable to such Security, will not have been modified or rescinded and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Company relating to the Securities and to the reference to our name in the Prospectus contained therein.


                                             Very truly yours,


                                             /s/ Davis Polk & Wardwell